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THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED
WITH ASTERISKS.

                                                                    EXHIBIT 10.1

                                SUPPLY AGREEMENT

      THIS AGREEMENT is made effective as of Effective Date between Anika Therapeutics, Inc., a Massachusetts corporation (the "Seller"), and Bausch & Lomb Surgical, Inc., a Delaware corporation (the "Buyer" and together with the Seller, the "Parties"). Unless the context otherwise requires, all references to Buyer and Seller shall include their respective Affiliates (as defined below).

                                   BACKGROUND

      A. Seller is engaged in the business of manufacturing Products, as defined in Section 1.16, and Buyer would like to purchase Products from Seller.

      B. Seller and Buyer were parties to a Supply Agreement dated August 1, 1994, as amended, ("1994 Supply Agreement") and a Distribution Agreement (defined in Section 1.8) each of which are intended to be superceded by this Agreement; and

      C. The parties hereby agree to the early termination of the 1994 Supply Agreement and acknowledge that, subject to the terms of this Agreement, Seller shall (i) become the exclusive supplier of Products to Buyer in the Territory,
(ii) subject to certain restrictions, be permitted to sell products containing hyaluronic acid within the Ophthalmic Field, and (iii) be relieved of all of the noncompetition covenants in the 1994 Supply Agreement and only be subject to the noncompetition covenants in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS

      The following terms shall, except where the context otherwise requires, have the meanings set forth below:

      1.1 "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. The term "control" of a Person shall mean beneficial ownership of securities or other interests in such Person constituting fifty percent (50%)(or, if lower, any applicable maximum foreign ownership percentage allowed under the laws of any jurisdiction) or more of the Voting Power in such Person. "Beneficial Ownership" shall be determined in compliance with Rule 13d-3 of the Securities Exchange Act of 1934.

      1.2 "Amvisc" shall refer to the medical device meeting the specifications described on Exhibit A attached hereto or as otherwise changed in accordance with Section 4.5.
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THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED
WITH ASTERISKS.

      1.3 "Amvisc Plus" shall refer to the medical device meeting the specifications described on Exhibit A attached hereto or as otherwise changed in accordance with Section 4.5.

      1.4 "Amvisc Products" shall mean Amvisc and Amvisc Plus in the form of a clear viscous organic material used in the human eye as an aid in the surgical implantation of intraocular lenses as a substitute for human vitreous or in other ophthalmic applications, including, except as provided in Section 4.6, any subsequent combinations, improvements or modifications of Amvisc or Amvisc Plus for ophthalmic applications. Amvisc Products shall include Amvisc and Amvisc Plus sold by Buyer under different brand names in the Territory.

      1.5 "Anika Manufactured Ophthalmic HA Product" shall mean those ophthalmic products containing HA (defined below) where the HA is manufactured by Seller and where such products are first commercially sold by Seller after the Effective Date, but this definition shall exclude the Amvisc Products sold to Buyer.

      1.6 "Current Product Specifications" shall mean the product specifications for Amvisc and Amvisc Plus attached as Exhibit "A" to this Agreement or as otherwise changed in accordance with Section 4.5. Seller shall have *** days from the Effective Date to begin manufacturing Amvisc Products in accordance with the Current Product Specifications contained in Exhibit A; prior to that time, Seller shall continue to manufacture Amvisc Products in accordance with the Current Product Specifications under the 1994 Supply Agreement.

      1.7 "Current Manufacturing Processes" shall mean the manufacturing processes utilized by Seller on the Effective Date for Amvisc and Amvisc Plus (including but not limited to, quality control/quality assurance procedures and packaging) or as otherwise changed in accordance with Section 4.5.

      1.8 "Distribution Agreement" shall mean the Distribution Agreement dated as of November 17, 1981, as amended, between Medchem Products, Inc. ("Medchem") and Iolab Corporation. Seller's obligations under the Distribution Agreement were assigned to Seller by Medchem and Iolab's obligations were assumed by Buyer in Buyer's acquisition of Chiron Vision Corporation in December 1997.

      1.9 "Effective Date" shall mean the date the last party executed this Agreement.

      1.10 "HA" shall mean hyaluronic acid.

      1.11 "Health Care Market" shall mean the worldwide human health care industry, including without limitation, the medical, surgical, dental, nursing professions and practices, as well as research and teaching relating to these professions and practices. Any products used in and for the diagnosis, monitoring, treatment or prevention of disease, sickness or other physical condition shall be considered products intended for use


                                      -2-
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WITH ASTERISKS.

in the Health Care Market, provided, however, that the Health Care Market shall exclude, for all purposes of this Agreement, products used for "cosmetic" applications, as such term is defined under applicable laws and regulations of the U.S Food and Drug Administration.

      1.12 ***

      1.13 "Nine Month Anniversary Date" shall mean the date that falls nine (9) months after the Effective Date of this Agreement.

      1.14 "Non-Anika Manufactured Ophthalmic HA Product" shall mean those ophthalmic products containing HA where the HA is manufactured by a party other than Seller and where the products are first commercially sold anywhere in the Territory by Seller after the Effective Date.

      1.15 "Ophthalmic Field" shall mean that part of the Health Care Market dealing with the structure, functions, diseases and conditions of the eye.

      1.16 "Parent" shall mean a business enterprise that owns directly or indirectly at least 50% of the capital stock of the Buyer or Seller, as the case may be.

      1.17 "Person" means an individual, partnership, limited liability company, business association, trust, corporation or other entity, whether de jure or defacto.

      1.18 "Products" shall mean Amvisc, Amvisc Plus, and all other ophthalmic HA containing products manufactured by Seller for Buyer and included as "Products" in accordance with Section 4.5.

      1.19 "Territory" shall mean all countries and territories of the world.

      1.20 "Testing Methods" shall mean the laboratory methods used to determine whether Products meet the Current Product Specifications.

      1.21 "Units" shall mean the single use packages of Amvisc and Amvisc Plus that are marketed on the Effective Date or other approved sizes that may be introduced from time to time as mutually agreed upon.

      1.22 "Voting Power" means (i) if the Person is a corporation, the right to vote in the election of directors of the corporation in the ordinary course,
(ii) if the Person is a trust, the right to appoint trustees of the trust, (iii) if the Person is a limited liability


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THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED
WITH ASTERISKS.

company, the right to name managing members of the limited liability company and
(iv) if the Person is any other type of entity, any concepts similar to the foregoing relating to the power to control the business and affairs of such Person.

2. MANUFACTURE AND SALE OF PRODUCTS

      2.1 Supply. The Seller agrees to manufacture and supply all of Buyer's requirements of Products for sale to the Buyer in the Territory for the Ophthalmic Field on the terms and conditions hereinafter set forth.

      2.2 Purchase Obligations. Commencing January 1, 2001, and except as otherwise provided in this Agreement, Buyer shall be obligated to purchase from Seller all of Buyer's requirements for Amvisc Products in the Territory for the Ophthalmic Field, provided, however, Buyer may purchase viscoelastic products containing HA from other suppliers for any country where Seller's product has not already received regulatory approval, provided that, Buyer shall have notified Seller in writing of its intent to sell in each such country and shall have advised Seller of any special regulatory requirements which became known to Buyer in the regulatory process for Amvisc Products. Buyer shall use reasonable commercial efforts to obtain regulatory approvals for the Amvisc Products in such countries. Buyer shall use reasonable commercial efforts to avoid entering into contractual supply arrangements that exceed the anticipated time for regulatory approval in those countries with these other suppliers; however, Buyer shall be permitted to purchase from these suppliers for the duration of any such contractual relationship, regardless of when regulatory approval for Sellers Product is received. Notwithstanding the above, through December 31, 2000, Buyer may continue to purchase Products from all of Buyer's current suppliers as of the Effective Date and may, after January 1, 2001, continue to sell existing inventory from those suppliers until such inventory is exhausted.

      2.3 Sale of HA Products by Seller. Seller shall have the nonexclusive right to manufacture and sell products containing HA for use in any market including within the Health Care Market; provided, however, that Seller shall not, either directly or indirectly manufacture or sell or take any steps designed to lead to the active manufacturing or sale, for use within the Ophthalmic Field, of products containing HA that fall within the following specifications: ***

      2.4 Royalty Payments. Seller shall pay Buyer a royalty of *** percent (***%) of *** to customers other than Buyer for use in the Ophthalmic Field for the duration of the term of this Agreement (regardless of termination, other than by breach of Buyer, in which case no such royalty shall be payable), or for the life of any Buyer patent relating to the Amvisc Products, whichever is longer. In the event an Anika Manufactured Ophthalmic HA Product is commercially sold on or before December 31, 2001, the royalty payable to Buyer shall be


                                      -4-
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THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED
WITH ASTERISKS.

*** percent (***%) through and including *** and shall decrease to *** percent (***%) thereafter. Within *** days after the end of each calendar quarter, Seller shall pay to Buyer the royalty payment due for such quarter in U.S. dollars ("Royalty Payment"). For any sales made in currencies other than the U.S. dollar, such Royalty Payment shall be converted from the currency in which the sale was made into U.S. dollars at the exchange rate published in the Wall Street Journal for the last business day of the calendar quarter during which such sale occurs. Together with the delivery of each such Royalty Payment, Seller shall deliver to Buyer a written accounting showing its computation of royalties due under this Agreement for such quarter. Such accounting shall set forth *** and, the exchange rate applied, if any, and the total royalties due for the quarter in question. Buyer shall have the right, at its expense, on a periodic basis, but no more frequently than once in any twelve (12) month period, to appoint an independent certified public accountant to audit the sales records of Seller for the purpose of confirming the accuracy of Seller's Royalty Payment computation. In the event Buyer's audit is not consistent with the accounting provided by Seller, Seller shall have thirty (30) days to dispute Buyer's figures. If Seller does not dispute such figures, Seller shall immediately remit any underpayment to Buyer or Buyer shall return any overpayment to Seller. If Seller disputes Buyer's figures and the parties are unable to resolve any discrepancies, the parties shall submit the dispute to the process in Section 10.13.

3. ORDERS AND DELIVERY

      3.1 Forecasts. Forecasts provided hereunder shall be updated if there is a material change in any information on which the forecast is based.

            3.1.1 Annual Forecasts. The Buyer shall furnish the Seller with a written general order forecast for each Product on or before each *** for the following calendar year, such forecast to be broken down by months ("Annual Forecast"). The first Annual Forecast shall be provided within ten (10) days after the Effective Date.

            3.1.2 Quarterly Forecasts. At least *** days in advance of each quarter, Buyer shall advise Seller in writing of (a) its binding forecast for such quarter (the "Quarterly Forecast") setting forth the expected order date(s), quantity on each order, the "Put-Up" Mix (as defined in Section 3.2)of Units and expected shipping date(s) and (b) its nonbinding forecast for the *** months thereafter ("the Rolling Annual Forecast"). The Seller shall have *** days after receipt of each such Quarterly Forecast to object in writing that it is unable to manufacture the quantities specified and shall provide demonstrable evidence that the production cycle cannot accommodate the quantities specified. Failure to object shall be deemed to constitute acceptance of the Quarterly Forecast. If the Seller so objects to a Quarterly Forecast, the parties shall negotiate in good faith to resolve their differences.


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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

            3.1.3. Purchases Against Forecasts. The Buyer shall, subject to the provisions of Section 10.10, be required to purchase from the Seller during each quarterly period not less than *** percent (***%) of the total number of Units of each Product (not broken down by size) contained in the Quarterly Forecast. If, subject to the provisions of Section 10.10, within *** days prior to the end of any quarterly period, Seller shall not have received orders from Buyer for at least *** percent (***%) of the total number of Units of each Product (but not broken down by size) contained in the applicable Quarterly Forecast, Seller shall notify Buyer of such fact. If, within *** days prior to the end of such quarterly period, Seller shall not have received orders from Buyer for delivery during such quarterly period of at least *** percent (***%) of the total number of Units of each Product (but not broken down by size) contained in the applicable Quarterly Forecast and Seller and Buyer shall not have reached a mutually acceptable agreement with respect to such shortfall, Seller may ship such number of Units as shall equal the difference between the number of Units of each Product ordered by Buyer for delivery during such quarterly period as of the date *** days prior to the end of the quarterly period and the number of Units of each Product equaling *** percent (***%) of Buyer's Quarterly Forecast. The Product sizes for any Product so shipped shall be in the same proportion as specified in the Quarterly Forecast. In any such event, Buyer shall be obligated to pay for such Units shipped by Seller but not ordered by Buyer on the same terms and conditions as if such Units had been ordered by Buyer on the date *** days prior to the end of the quarterly period. Upon *** working days notice prior to shipment, Seller may ship up to *** percent (***%) in additional Units against any order. Buyer shall be invoiced at the actual number of Units shipped.

      3.2 Orders. The Buyer shall issue firm, noncancelable purchase orders for Products to the Seller from time to time, which orders shall be consistent, to the extent practicable and subject to Section 3.1.3, with the applicable Quarterly Forecast. The Seller agrees to fill such orders for Products submitted by the Buyer up to the amount stated in the applicable Quarterly Forecast and to use its *** efforts to fill all orders for Products in excess of the quantity stated in the Quarterly Forecast. Seller shall not be required to sell in excess of *** percent (***%) of the amounts forecasted in the most recent Quarterly Forecast set forth in the Rolling Forecast. Any amounts exceeding *** percent (***%) of the most recent Quarterly Forecast shall require notice to and confirmation of Seller. Buyer shall place orders such that the scheduled delivery date indicated in a Purchase Order (the Purchase Order Delivery Date) is at least *** days from the date of the placement of the order, provided, that Buyer may change the Put-Up Mix of the Units with respect to such order (but not the total Unit quantity) at least *** days prior to the Purchase Order Delivery Date by providing a written change order to Seller within such period (a "Change Order"). "Put Up Mix" shall mean the Unit packaging sizes (***) within each category of Amvisc Products. If Buyer provides Seller with a Change Order less than *** days prior to the Purchase Order Delivery Date, Seller and Buyer shall have first agreed upon the additional amount, if any, to be paid by Buyer to Seller to


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WITH ASTERISKS.

offset any increased incremental costs (including materials, labor and variable overhead) incurred by Seller in order to comply with the Change Order.

      3.3 Inventory Maintenance. Commencing January 1, 2001, Seller shall use commercially reasonable efforts to maintain, based on the number of Units estimated in the updated Quarterly Forecasts, work in progress ("WIP") inventory of bulk HA in an amount sufficient ***.

      3.4 Delivery and Inspection. Seller shall be responsible for delivering the Products to a carrier specified by Buyer, F.O.B. Seller's plant. Buyer shall have the right to inspect all Products delivered by Seller and to reject (by batch, lot or Unit) any Products which fail to conform to the purchase order thereof or to be in the condition warranted under this Agreement, which failure to conform is determined not to be due to damage to the Products caused subsequent to delivery of the Products to a carrier at the Seller's plant. The Buyer shall notify the Seller and confirm in writing if any nonconforming Products are rejected and shall hold the rejected Products until receipt of the Seller's written instructions for the disposal or return to the Seller of the rejected Products which written instruction shall be given promptly by the Seller. The Buyer shall be entitled to receive a refund of the purchase price or any portion thereof actually paid to the Seller for the rejected Products (plus applicable freight). The costs of any agreed upon reworking by the Buyer of nonconforming Products shall be borne by the Seller. Any Products not rejected within *** days after the Seller's delivery to the Buyer shall be deemed to be accepted by the Buyer. At Seller's request, Buyer shall provide a sample of the Product alleged to be defective together with a copy of the records pertaining to Buyer's testing of the Product, which records shall have been made at the direction of Buyer's quality control group using the Testing Methods. If, after its own analysis of the sample, which analysis shall be completed within *** days of receipt of the sample, Seller confirms such non-conformity, Seller shall replace such shipment at its expense. If, after its own analysis, Seller does not confirm such non-conformity, the Parties shall agree to retest the shipment or otherwise attempt in good faith to agree upon a settlement of the issue. In the event that the Parties cannot resolve the issue, the Parties shall submit the disputed Product to an independent testing laboratory, to be mutually agreed upon by the Parties, for testing using the Testing Methods. The findings of such laboratory shall be binding on the Parties, absent manifest error. Expenses of such laboratory testing shall be borne by the Party adversely affected by such findings. In the event that any such shipment or batch thereof is ultimately agreed or found not to meet the Current Product Specifications, Seller shall replace such shipment at *** expense, including charges incurred by Buyer for shipping and/or storage, if applicable. If instructed by Seller, Buyer shall return any such rejected shipment to Seller at *** expense. In the event that any such shipment or batch thereof is ultimately agreed or found to meet the Current Product Specifications, Buyer shall retain such shipment or


                                      -7-
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THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED
WITH ASTERISKS.

batch, and all the terms and conditions of this Agreement shall continue to apply to such Product.

      3.5 Title and Risk of Loss. Title and ownership to the Products shall pass to the Buyer upon delivery of the Products to a carrier F.O.B. Seller's manufacturing plant. The Seller shall cooperate with the reasonable request of the Buyer in processing all claims for loss or damage to the Products. The Buyer shall be responsible for and shall pay for any and all demurrage, storage and other charges accruing after the arrival of any shipment at the Buyer designated destination. Except as provided in section 3.4, if the Buyer shall fail or refuse for any reason to accept delivery of any of the Products ordered by it, the Buyer shall pay Seller the amount of all expenses incurred by Seller in returning the Products to the original shipping point or diverting them to another destination as the case may be.

      3.6 On Time Delivery.

            3.6.1                  ***

            3.6.2 In the event *** consecutive quarters, then, immediately upon written notice to Seller, Seller shall become a nonexclusive supplier of Products for the remainder of the term of this Agreement and Buyer may immediately begin to purchase Products from a second source of supply. The provisions of this Section


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THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED
WITH ASTERISKS.

      shall apply regardless of whether Buyer actually chooses to *** upon a triggering event.

      3.7 Second Source of Supply. In addition to the triggering event in
Section 3.6.2, in the event Seller fails to deliver *** percent (***%) of ordered Products for *** business days beyond any Purchase Order Delivery Date, Buyer shall, immediately upon written notice to Seller, have the option of purchasing Products from a second source of supply and Seller shall automatically become a nonexclusive supplier of Products to Buyer for the remainder of the term of this Agreement. Buyer may, at any time after the Effective Date, begin qualifying a second source of supply for producing the Products. In order to assist Buyer in qualifying a second source of supply, Seller shall, upon Buyer's written request, within *** days of receiving the written agreement of Buyer's proposed second source of supply to confidentiality provisions substantially similar to those contained in Section 7 of this Agreement, deliver to Buyer copies of technical, manufacturing, and other written information, including but not limited to process sheets, process specifications, manuals, vendor lists, equipment information, and other writings required in order for Buyer to qualify a second source to manufacture and package Products according to the Current Product Specifications and Current Manufacturing Processes. Notwithstanding the foregoing, Seller shall only be required to deliver materials in its actual possession and shall not be required to produce or create any additional materials. Seller shall also be required to provide such assistance to Buyer or its designees as might be reasonably necessary to instruct Buyer or its designees in the manufacturing technique and procedures to manufacture Products for the validation of the first three (3) lots of Products by the proposed second source supplier. Notwithstanding the foregoing, Seller shall not be required to provide information listed in this Section to Buyer unless a triggering event in either Section 3.6.2, this Section 3.7, or Section 4.5 is implicated.

      3.8 Equivalent Product. In the event Seller fails to deliver ordered Products to Buyer for *** consecutive business days beyond any Purchase Order Delivery Date, Seller shall supply, at no cost to Buyer, equivalent commercially available ophthalmic HA products acceptable to Buyer within *** business days of Buyer's request until the outstanding purchase orders are fulfilled.

4. PRICE, PAYMENT, AND SPECIFICATION CHANGES

      4.1 General. Commencing April 1, 2000, the price to the Buyer for each Unit of an Amvisc Product throughout the term of this Agreement shall be determined in accordance with Sections 4.2, 4.3 and 4.5 below.

      4.2 Price.

            4.2.1 Pricing Schedule. The purchase price for the current put-ups of Amvisc and Amvisc Plus shall be based on total Unit volume per calendar year


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WITH ASTERISKS.

      and, subject to the provisions of Sections 4.3 and 4.5 below, shall be subject to the following Pricing Schedule:

                                       ***

            Prices for the first quarter in any calendar year shall be based upon the Annual Forecast. Thereafter, prices for each quarter of each calendar year shall be determined based on the cumulation of the Confirmed Purchase Orders, the Quarterly Forecast, and the Rolling Annual Forecast for the remaining months of the calendar year (together, "Volume Forecast"). The forecasts and orders shall be made pursuant to Sections
      3.1 and 3.2. At such time as ***, Seller shall issue a credit to Buyer equal to the difference between the actual price per Unit paid for the Products and the new per Unit purchase price, multiplied by the total Units purchased to date. Except as set forth in Section 4.2.2 with respect to guaranteed Unit volume levels, if, at the end of the calendar year, the Unit volumes fall short of the Volume Forecast and would justify higher pricing under the Pricing Schedule, Buyer shall issue a rebate to Seller equal to the difference between the actual price per Unit paid for the Products and the higher per Unit purchase price, multiplied by the total Units purchased at the end of the calendar year. The rebate shall be payable within *** days of the end of the calendar year. For purposes of determining Unit prices for Units shipped during the period from the Effective Date to December 31, 2000, the pricing set forth in *** shall apply; however, such pricing shall be adjusted up or down based on the total number of Units ordered for all of calendar year 2000.

            4.2.2 Anika Manufactured Ophthalmic HA Products and Non-Anika Ophthalmic Manufactured Ophthalmic HA Products. ***


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THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED
WITH ASTERISKS.

                                       ***


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      Ophthalmic HA Product. The following example is intended for clarification purposes:

      Example:

      Year "n" Scenario

                                       ***

      Year "n Subsequent" Scenario

                                       ***

            4.2.3. ***

      4.3 Price Adjustments. The prices set forth in Section 4.2 shall remain in effect for calendar year 2000. The prices shall thereafter be subject to increase or


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decrease if the Producer Price Index for Finished Goods published by the U.S.
Bureau of Labor Statistics (the "Index") increases by more than *** percent (***%) above the 1999 ("Base Year") level. Prices shall increase or decrease by an amount equal to ***.

      4.4 Invoice and Payment. The Seller shall issue an invoice accompanying each shipment of Products to the Buyer, which invoice shall set forth the Unit price in accordance with the provisions of this Section 4. The Buyer shall pay such invoices in U.S. dollars in full within *** days after receipt of such invoice.

      4.5 Changes to Product Specifications; Bacterial Fermented HA Product.

            4.5.1. pH Changes. On or before the Nine Month Anniversary Date, Seller shall be able to demonstrate to Buyer's reasonable satisfaction, including the production of accelerated stability data for three validated batches each of Amvisc and Amvisc Plus, that Seller is capable of manufacturing buffered Amvisc Products meeting the specifications set forth in Exhibit A1. Seller shall provide validation and stability data to Buyer for regulatory submission on or before the Nine Month Anniversary Date. Thereafter, once Buyer notifies Seller it has received regulatory approval for the Amvisc Products as specified in Exhibit A1, the specifications in Exhibit A1 shall be considered the Current Product Specifications, which may be changed in accordance with this Section 4.5. In the event Seller is unable, as of the later of the Nine Month Anniversary Date, or the date Buyer notifies Seller it has received regulatory approval for the Amvisc Products as specified on Exhibit A1, to manufacture Product for commercial sale that meets the specifications set forth on Exhibit A1, Buyer shall have the option, on *** days notice to Seller, to make this Agreement nonexclusive and, at the end of the *** day notice period, immediately begin purchasing Products from a second source of supply.

            4.5.2 Product Specification/Manufacturing Process Changes. In the event Buyer requests changes be made (a) to the Current Manufacturing Processes to the extent such changes do not unreasonably impair Seller's manufacturing process for other hyaluronic acid products, or (b) to the Current Product Specifications, Buyer and Seller shall in good faith discuss such requested changes and Seller shall, to the extent technologically feasible, accommodate Buyer's requested changes, provided that Buyer shall reimburse Seller for any one-time incremental costs associated exclusively with such changes which are agreed upon in writing by Seller and Buyer. In addition, the per Unit price for such Products shall be revised to reflect all ongoing incremental variable material and/or direct labor costs (and variable overhead costs) due exclusively to such change and agreed upon in writing by Seller and Buyer. Buyer shall be the owner of and take title to any machinery or equipment that were part of incremental one-time costs referred to above which were funded solely by Buyer. Buyer shall have

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

      the right once during each calendar year (or more often in the event of a dispute) to have independent auditors audit Seller's one-time incremental and ongoing variable costs and direct labor costs. In the event of a dispute regarding such costs, the dispute shall be submitted to the dispute resolution process in Section 10.13. Seller shall not make any changes to or deviate from the Current Manufacturing Processes or the Current Product Specifications (as either may be revised from time to time by mutual agreement of Seller and Buyer) without Buyer's prior written consent. Notwithstanding anything contained in this Section 4.5, any costs resulting from changes to the Current Product Specifications or Current Manufacturing Processes which are necessary for Seller to comply with its warranties pursuant to Section 5.1, (other than Section 5.1(a)(i) if *** requests a change pursuant to this Section), or that do not relate exclusively to the sale of Amvisc Products to Buyer, shall be borne by the
      ***.

            4.5.3 Bacterial Fermented HA Product.

            4.5.3.1 Development and Regulatory Matters. The parties acknowledge that Product manufactured under the Current Product Specifications uses HA sourced from avian tissue. The parties further acknowledge that, in some markets, the customer, regardless of regulatory requirements, prefers products using HA sourced from bacterial fermentation. In recognition of this fact, upon the Effective Date, Seller shall, at *** expense, use its *** efforts to begin qualifying a source of bacterial-fermented raw material that will meet the Current Product Specifications on Exhibit A1 and the regulatory requirements of those countries where Buyer, in its discretion, desires to sell bacterial fermented HA products. ***

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

            4.5.3.2 Supply of BF Product.***

4.6. New Viscoelastic Products; Rights of First Refusal. The Parties acknowledge that subsequent combinations, improvements, or modifications of Amvisc Products for ophthalmic applications developed by Seller, either alone or jointly with Buyer, shall automatically be available to Buyer and shall be subject to the terms of this Agreement. The Parties further acknowledge that they may, on their own, or with third parties, develop new viscoelastic products (which may or may not be patentable) for ophthalmic applications that are not subsequent combinations, improvements, or modifications to

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

Amvisc Products ("New Viscoelastic Products"). This section is intended to govern the Parties' rights to such New Viscoelastic Products.

            4.6.1 Buyer's Rights. Seller hereby grants to Buyer the right to first negotiate an exclusive agreement for the development and commercialization of any New Viscoelastic Product, which may or may not contain HA, conceived of or otherwise developed by Seller. Seller shall provide Buyer with written notice describing such New Viscoelastic Product in reasonable detail to permit Buyer to evaluate the opportunity. Buyer shall have *** days following receipt of such notice, extendable to *** days on written notice, to advise Seller in writing of Buyer's election to exercise its rights of first negotiation for the rights to develop and commercialize the new viscoelastic product ("Option Period"). If Buyer does not so notify Seller within the Option Period, or if Buyer fails for any reason to negotiate and execute a written arrangement within *** days after Buyer notifies Seller of exercise of its rights, then Seller shall be free to develop the New Viscoelastic Product on its own or enter into an agreement with any third party on terms and conditions no more favorable, as a whole, to such third party than the most favorable terms offered to Seller by Buyer. In the event Buyer either (i) decides not to exercise its rights of first negotiation or (ii) the parties are unable to reach an agreement, and (iii) Seller thereafter develops a marketable New Viscoelastic Product, Seller hereby grants to Buyer, to the extent Seller's rights are not prohibited by contractual arrangements or intellectual property rights of third parties, the right to first negotiate an exclusive arrangement for the commercialization of the New Viscoelastic Product. In such event, Buyer shall provide Seller with written notice specifying the terms and conditions for a license, sale or other arrangement for the commercialization of the New Viscoelastic Product. Buyer shall have *** days following receipt of such notice, extendable to *** days on written notice, to advise Seller in writing of Buyer's election to exercise its rights of first negotiation for the rights to commercialize the new viscoelastic product ("Second Option Period"). If Buyer does not so notify Seller within the Second Option Period, or if Buyer fails for any reason to negotiate a written arrangement within *** days after Buyer notifies Seller of exercise of its rights, then Seller shall be free to enter into an agreement with any third party on terms and conditions no more favorable, as a whole, to such third party than the most favorable terms offered to Seller by Buyer.

            4.6.2 Seller's Rights. To the extent not prohibited by contractual arrangements or intellectual property rights of third parties, Buyer hereby grants to Seller the right to first negotiate an exclusive agreement for the manufacture of any New Viscoelastic Product developed by Buyer or jointly developed by Buyer and a third party. Subject to any contractual or intellectual property rights of third parties, if at any time during the term of this Agreement Buyer desires to have a third party manufacture a New Viscoelastic Product, Buyer shall provide Seller with written notice, specifying the terms and conditions under which Buyer would

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

      like to have the New Viscoelastic Product manufactured. Seller shall have *** days following receipt of such notice, extendable to *** days on written notice, to advise Buyer in writing of Seller's election to exercise its rights of first negotiation for manufacture of the New Viscoelastic Product ("Option Period"). If Seller does not so notify Buyer within the Option Period, or if Seller fails for any reason to negotiate and execute a supply arrangement within *** days after Seller notifies Buyer of exercise of its rights, then Buyer shall be free to enter into an agreement with any third party on terms and conditions no more favorable, as a whole, to such third party than the most favorable terms offered to Buyer by Seller.

      4.7 Manufacturing Equipment.

            4.7.1 Buyer has provided Seller with the equipment, tools and dies listed as "in use" or "storage" on Exhibit B (the "Equipment") for Seller's use in manufacturing the Products or otherwise preparing the Products for delivery. Seller shall have no ownership or leasehold interest of any nature in the Equipment or any future equipment, tools or dies provided by Buyer and all right, title and interest in the Equipment shall remain with Buyer. From time to time at the request of Buyer and in connection with the Equipment, Seller will execute one or more information statements and/or continuation statements, with respect to the ownership of the Equipment, pursuant to the Uniform Commercial Code in such form or forms as Buyer may request for filing in such public offices as Buyer shall determine.

            4.7.2 Subject to the last sentence of this Section 4.7.2, Buyer shall have the right to enter Seller's facilities in order to (i) inspect the Equipment, (ii) inspect and copy all records relating to the repair, maintenance and servicing by Seller of the Equipment and (iii) affix tags, stickers or other items to the Equipment indicating Buyer's status as owner thereof. Buyer shall be given access to such facilities, on reasonable notice, during normal business hours and at any other time when work is performed pursuant to this Agreement, not to exceed two (2) times in any twelve (12) month period.

            4.7.3 During the term of this Agreement, Seller shall (i) be responsible for any damage (normal wear and tear excepted) to the Equipment, (ii) keep the Equipment free of all pledges, liens, encumbrances, levies, attachments, security interests or other claims that could affect title to the Equipment or Buyer's interest therein, (iii) not modify or alter the Equipment in any way without the consent of Buyer,
      (iv) not remove, or cause or permit to be removed, the Equipment from the premises of Seller's facilities without the consent of Buyer, (v) not remove, conceal or deface any tags, stickers or other items affixed to the Equipment that indicate Buyer's status as owner thereof, (vi) operate the Equipment in accordance with good business practice and in compliance with all written and verbal instructions provided to Seller by Buyer to the extent not inconsistent with this

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

      Agreement and (vii) not use the Equipment for any purpose except to provide Products to Buyer pursuant to this Agreement or in accordance with the provisions of Section 4.7.

            4.7.4 During the term of this Agreement, Seller shall, at its own expense, service, repair and maintain (collectively, "Service") the Equipment as may be necessary to keep the Equipment in good working order. Buyer shall have no obligation to purchase replacement Equipment or otherwise pay for rebuilds of the Equipment once it has, in Seller's determination, reached the end of its useful life.

            4.7.5 Seller shall be responsible for training its employees to properly operate the Equipment and shall supervise all operations thereof. Seller shall be responsible for all damages or injuries to persons or property resulting from (i) Seller's operation of the Equipment or (ii) Seller's failure to provide or arrange for Service of the Equipment.

            4.7.6 In the event that this Agreement is terminated for any reason, and as long as Buyer determines it does not need the Equipment to exercise its manufacturing rights under Sections 9.4 and 9.5, Seller may elect either: (i) to lease the Equipment for up to *** months subsequent to the termination or (ii) to buy the Equipment at the net book value of the Equipment. Buyer shall have the right to enter, upon reasonable notice and during regular business hours, and shall be given access to Seller's facilities so that Buyer may retrieve the Equipment and all records maintained in connection with the Equipment. Seller agrees to cooperate with Buyer to ensure the timely and safe return of the Equipment to Buyer after termination of this Agreement. Seller's obligations under this Section shall survive the termination of this Agreement until the Equipment is returned to Buyer.

            4.7.7 Seller shall have the right to use Buyer's Equipment in the manufacture of HA materials or non-HA materials for other purchasers provided that such use shall not interfere with satisfying in a timely manner Seller's supply obligations under this Agreement. Any costs associated with such use, including without limitation, machine cleaning (and validation thereof) and accelerated replacement cost of the Equipment, shall be borne by Seller. Any new equipment, tools, dies, etc. used in the manufacture of Products shall be purchased and owned by Seller. If Buyer requests a modification of Seller's equipment and the modification relates exclusively to the manufacture of Amvisc Products, *** shall bear the reasonable cost of such modification, but *** shall own such modification.

5. WARRANTIES AND INDEMNITIES

      5.1 Representations and Warranties.

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*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

            5.1.1 Warranties by Seller. The Seller represents and warrants to Buyer with respect to the sale of Products as follows:

            (a) at the time of delivery to a carrier at the Seller's plant, (i) all Products shall conform to the Current Product Specifications and shall have been manufactured in accordance with the Current Manufacturing Processes (as either may be revised from time to time by mutual written agreement of Seller and Buyer), (ii) the production of such Products shall conform to QSR standards published by the United States Food and Drug Administration and the International Standards Organization Rules 9,000 et seq. in effect at the time of such production and applicable to the Products, (iii) no Product shall be "adulterated" or "misbranded" within the meaning of Section 5.01 of the Federal Food Drug and Cosmetic Act, as amended (21 U.S.C. 5351), (iv) Seller's manufacturing process and facilities shall conform to the applicable regulatory requirements of the United States, the Major Countries in the EEC (defined as the United Kingdom, France, Spain, Germany and Italy) and Japan with respect to Products sold in such countries; and (v) no HA products sold to third parties for use within the Ophthalmic Field shall fall within the following specifications: ***

            (b) the manufacture and sale of Products, including but not limited to the bacterial fermented HA Product, made by Seller in accordance with the Current Product Specifications and Current Manufacturing Processes in the Territory and the proper use of such Products for their intended purpose within the Territory does not infringe, violate or breach any United States patent or a patent in any foreign jurisdiction where Seller is manufacturing the Products (except patents as to which Seller has a valid license, or covenant against suit from the patent owner) trade secret or proprietary information based upon the manufacture, use, sale or disposition of such Products, except that Seller shall have no liability to Buyer hereunder with respect to any patent, trade secret or other proprietary information claim based upon (i) use, sale or disposition of Products where such Products would not be infringing except for changes to Current Product Specifications or Current Manufacturing Processes requested by Buyer under Section 4.5, (ii) use of Amvisc or Amvisc Plus other than as specified by the current Amvisc and Amvisc Plus product inserts, (iii) use, sale or disposition of Products by Buyer in combination with devices or products not purchased hereunder whereas such Products would not themselves be infringing, (iv) use, sale or disposition of Products by Buyer in or for an application or environment for which such Products were not approved by the FDA, (v) modifications of Products by Buyer, or (vi) any claims of infringement of patents, trade secrets, or other proprietary information in which Buyer has an interest or license.

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

            (c) Buyer may have its representatives inspect Seller's production facility and records from time to time to verify compliance with paragraph
      (a) above. Such inspections shall be made on reasonable notice to Seller, and shall be limited to one per year unless Buyer has delivered written notice to Seller that, in Buyer's reasonable opinion, a breach of paragraph (a) above may have occurred.

            5.1.2 Warranties by Buyer. The sale of Products, other than the bacterial fermented HA Product, made by Seller in accordance with the Current Product Specifications in the Territory and the proper use of such Products for their intended purpose within the Territory does not infringe, violate or breach any United States patent or patent in any foreign jurisdiction where Seller is manufacturing the Products (except patents as to which Buyer has a valid license, or covenant against suit from the patent owner) trade secret or proprietary information based upon the manufacture, use, sale or disposition of such Products, except that Buyer shall have no liability to Seller hereunder with respect to any patent, trade secret or other proprietary information claim based upon any claims of infringement of patents, trade secrets, or other proprietary information in which Seller has an interest or license.

      5.2 Indemnification by Seller. Subject to the limitations set forth in this Section 5, the Seller hereby indemnifies and agrees to defend and hold the Buyer, including its officers and directors, harmless against and from any and all damages, liabilities, costs and expenses, including without limitation reasonable attorney's fees, arising out of or in any way connected with any claim or claims of breach of the Seller's warranties in Section 5.1.1(b) or any actual or alleged defect in any Product caused by the negligence, acts or omissions of Seller. The provisions of Sections 5.1 and 5.2, state the entire liability of the Seller with respect to infringement of patents, trade secrets and other proprietary information by the manufacture, use, sale or disposition of the Products.

      5.3 Indemnification by Buyer. Subject to the limitations set forth in
Section 5, the Buyer hereby indemnifies and agrees to defend and hold the Seller, its officers and directors, harmless against and from any and all damages, liabilities, costs and expenses, including without limitation, reasonable attorney's fees, arising out of or in any way connected with any claim or claims (other than claims arising as the result of a breach by Seller of the warranties contained in Section 5.1.1 (b)), that (i) the sale or use of any Products manufactured by Seller and used, sold or otherwise disposed of by Buyer infringes the rights of any third party in any United States or foreign patent, or trade secret or other proprietary information or (ii) any process used by Seller to manufacture Products infringes rights of any third party in any United States or foreign patent as a result of changes to the Current Manufacturing Processes requested by Buyer pursuant to Section 4.5.

      5.4 Insurance. During the term of this Agreement, Seller shall, at its sole cost and expense, procure and maintain comprehensive Commercial General Liability Insurance, including coverage for products/completed operations, with annual limits of liability of not less than *** dollars ($***) per occurrence,
***

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

dollars ($***) general aggregate, and *** dollars ($***) products/completed operations aggregate, or their equivalent in non-US locations. Buyer shall, at its sole cost and expense, procure and maintain comprehensive Commercial General Liability Insurance, including coverage for products/completed operations, with annual limits of liability of not less than *** dollars ($***) per occurrence, *** dollars ($***) general aggregate, and *** dollars ($***) products/completed operations aggregate, or their equivalent in non-US locations.

      5.5 Product Recalls. If any of the Products are subjected to a recall by any governmental agency, or in the event Buyer, after notification to and consultation with Seller, elects to make such a recall based on Buyer's good faith belief that the Products were not in conformity with seller's warranties, ***. However, if it is established that the Product became nonconforming as a result of actions or omissions on the part of the Buyer, or if following a recall at Buyer's election, Seller is able to determine that the Products were not in fact in breach of Seller's warranties, the Buyer shall hold the Seller harmless and shall bear all reasonable and actual out of pocket costs and expenses in connection with such recall.

      5.6 LIMITATION. THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND SELLER HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, NO PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER FOR INCIDENTAL, SPECIAL OR CONSEOUENTIAL DAMAGES ARISING OUT OF THE SALE OF THE PRODUCTS, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS.

      5.7 Responsibility for Third Party Claims. In order to distribute between themselves the responsibility for handling and expense of bodily injury or property damage claims by third parties arising out of the sale, possession, or use of the Products, the parties agree as follows:

      (a) Seller shall indemnify and hold Buyer, its officers and directors, harmless against and from any and all damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees in connection with the possession or use of a Product manufactured by Seller arising out of, based on, or caused by (i) the failure or alleged failure of such Products to conform with Seller's warranties contained in Section 5.1 (a) or (ii) any actual or alleged defect in any Product manufactured by Seller.

      (b) Except as to matters for which Seller is alleged to be responsible under Section 5.7 (a) above, Buyer shall indemnify and hold Seller, its officers and directors harmless

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

against and from any and all damages, liabilities, costs and expenses, including without limitation, reasonable attorney's fees, in connection with the sale of Products manufactured by Seller for Buyer.

      5.8 Notice of Claims. The indemnities in Sections 5.2, 5.3 and 5.5 are subject to the requirement that the party seeking indemnification ("Indemnitee") shall promptly provide the other party ("Indemnitor") with written notice of such claim for which indemnification is sought, and the Indemnitee shall provide its reasonable cooperation, information and assistance in connection therewith. The Indemnitor shall, after consultation with the Indemnitee, have the sole control and authority with respect to the defense, settlement or compromise of such claims.

      5.9 Survival. Notwithstanding anything to the contrary contained herein, the provisions of Sections 5, 7, and 10.6 through 10.15 shall survive the expiration or termination of this Agreement.

6. REGULATORY SUPPORT IMPROVEMENTS.

      6.1 Clinical Support; Regulatory Affairs. Buyer shall assume responsibility for all clinical support and regulatory activities relating to Products, and shall bear all costs incurred by it associated therewith. Nothing contained herein is intended to require Buyer to assume responsibility for any improvements to Seller's facility or manufacturing processes which may be necessary to enable Seller to comply with its warranties under Section 5.1 or to sell products containing HA to third parties.

      6.2 ICI Process Know-How. Seller has heretofore licensed certain rights to the "ICI bacterial fermentation process" to Buyer pursuant to a separate license agreement ("ICI Agreement"). As used herein the ICI Process shall mean the hyaluronic acid fermentation process which was the subject of a certain Development Agreement with ICI and MBL dated March 1, 1987 and all improvements thereto owned by or licensed to Seller as of the Contract Date. In the event Seller acquires any right, title or interest (including any licenses or sublicenses from any other party) in or to any additional know-how, patents, or improvements relating specifically to the ICI Process during the term of this Agreement and Seller uses the ICI Process with such additional know-how, patents or improvements in the manufacture of Amvisc Products for Buyer under this Agreement, to the extent the ICI Agreement is still in effect, Seller shall grant a worldwide, royalty free exclusive license to Buyer in the Ophthalmic Field to make, have made, use and sell products utilizing such additional know-how, patents or improvements. Buyer shall, however, not practice under such license until termination or expiration of this Agreement or sooner upon Buyer's exercise of its right to obtain a second source of supply under Section 2.2, 3.6.2, 3.7 or 4.5 as provided for in Section 9.4. Unless the provisions of
Section 2.2, 3.6.2, 3.7, 4.5 or 9.4 are implicated, Buyer's right to grant sublicenses thereto shall be limited to Affiliates of Buyer.

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SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH
THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

      6.3 Manufacturing Inventions. Throughout the term of this Agreement, Seller may acquire know-how, inventions or improvements relating to processes or methods for manufacturing hyaluronic acid or Amvisc Products other than know-how, inventions or improvements relating to the ICI Process (the "Manufacturing Inventions").

With respect to any Manufacturing Inventions that are used in connection with the manufacture of Amvisc Products sold by Seller to Buyer pursuant to this Agreement, Seller shall grant Buyer (at no cost to Buyer other than the out-of-pocket cost of accomplishing the same) a worldwide, fully-paid, royalty-free, non-exclusive license, with the right to sublicense, to use such Manufacturing Inventions to make, have made, use and sell Amvisc Products, provided that Buyer shall have no rights under such license until termination or expiration of this Agreement or sooner upon Buyer's exercise of its right to obtain an alternate source of supply under Section 2.2, 3.6.2, 3.7, or 4.5. Unless the provisions of Section 2.2, 3.6.2, 3.7, 4.5 or 9.4 are implicated, Buyer's right to grant sublicenses to the Manufacturing Inventions shall be limited to Affiliates of Buyer.

Seller shall keep Buyer advised as to any Manufacturing Inventions within the scope of this Section 6.3, and shall, from time to time as requested by the Buyer, execute such documents and other instruments necessary to effectuate such licenses.

      6.4 Product Inventions. Throughout the term of this Agreement, Seller may acquire know-how, inventions or improvements relating to hyaluronic acid or Amvisc Products, excluding Manufacturing Inventions and know-how, inventions or improvements relating to the ICI Process (the "Product Inventions").

With respect to any Product Invention above that is used in connection with an Amvisc Product sold by Seller to Buyer pursuant to this Agreement, Seller shall grant Buyer (at no cost to Buyer other than the out-of-pocket cost of accomplishing the same) a worldwide, fully-paid, royalty-free, exclusive license, with the right to sublicense, to use such Product Invention to make, have made, use and sell Amvisc Products. Buyer shall have no rights under such license until termination of this Agreement or sooner upon Buyer's exercise of its right to obtain an alternate source of supply under Section 2.2, 3.6.2, 3.7, or 4.5. Unless the provisions of Sections 2.2, 3.6.2, 3.7, 4.5 or 9.4 are implicated, Buyer's right to grant sublicenses to the Product Inventions shall be limited to Affiliates of Buyer.

Seller shall keep Buyer advised as to any Product Inventions within the scope of this Section 6.4, and shall, from time to time as requested by the Buyer, execute such documents and other instruments necessary to effectuate such licenses.

      6.5 Buyer's Inventions. In the event Buyer, during the term of this Agreement, acquires any right, title or interest (including any licenses or sublicenses from any other party) in or to any additional know-how, patents or improvements relating specifically to the ICI Process or the HA manufacturing process of Seller, which are, in either case, utilized by Seller at Buyer's request in the manufacture of Amvisc Products, Buyer shall

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*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

grant Seller a world-wide, royalty free, non-exclusive license to make, have made, use and sell products, utilizing such additional know-how, patents or improvements within and outside of the Ophthalmic Field; provided, however, that Seller's right to practice under such license in the Ophthalmic Field shall not include the right to sell products that fall within the following specifications.

7. CONFIDENTIALITY AND CONDUCT

      7.1 Confidentiality. The parties agree that certain information supplied to each other during the course of this Agreement may be proprietary, secret or confidential. All such information when marked or otherwise designated as proprietary, secret or confidential shall, except as may be otherwise provided for in this Agreement, be held in strictest confidence by the receiving party for a period of two years from the termination of this Agreement and shall be used only for purposes in connection with this Agreement; provided, however, the foregoing restrictions shall not apply to any such information which:

            (a) is or subsequently becomes part of the public domain through no fault of the receiving party;

            (b) is received from a third party under no obligation of Confidentiality to the disclosing party;

            (c) is known by the receiving party at the time of disclosure, which prior knowledge can be demonstrated by a written or printed document; or

            (d) is required by law to be disclosed; or

            (e) may be disclosed pursuant to Section 10.6.

The obligations imposed above shall not limit any rights provided to Buyer pursuant to Section 9.4 to assume responsibility for the manufacturing of the Products or to use any such confidential information as permitted thereby or in any license granted by Seller to Buyer or any of its Affiliates.

      7.2 Conduct. No party shall participate in or encourage any conduct or practice that is detrimental or harmful to the good name, goodwill or reputation of the other party and its products.

8. MARKETING AND REGULATORY PROVISIONS

      8.1 Governmental Approvals. Buyer shall have the responsibility of securing any new regulatory approvals for Products as well as maintaining or updating existing

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*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

regulatory approvals for Products in the United States and otherwise throughout the Territory as Buyer, in its sole discretion, deems necessary or appropriate. Buyer shall cooperate with and keep Seller generally advised of any of its activities in this regard. Buyer shall allow Seller to review any material regulatory filings relating to manufacturing processes or Product specifications prior to submission and consider any timely suggestions made by Seller with respect thereto provided, however, that in the event of any disagreement the decision of Buyer shall prevail. Buyer shall also use reasonable efforts to make FDA and other regulatory filings necessary to secure approvals required in order for Seller to implement changes to Seller's manufacturing process that improve reliability, production or manufacturing time or costs with respect to Products manufactured for Buyer. The reasonable, documented costs of such regulatory filings shall be borne by *** to the extent that *** requested such changes, but otherwise shall be borne by ***. *** shall provide detailed documentation of such costs. *** shall have the right to appoint an independent certified accountant to audit and verify such costs. In the event the audit is not consistent with *** accounting of such costs, if Buyer and Seller cannot resolve the discrepancy within *** days, the parties will resolve the dispute in accordance with Section 10.13. All approvals for use of the Products either inside or outside of the United States shall be owned by and be held in the name of Buyer. *** shall be responsible for obtaining, at its expense, regulatory approvals for Anika Manufactured Ophthalmic HA Products and Non-Anika Manufactured Ophthalmic HA Products.

      8.2 Product Identification. All Product labels may, at Buyer's election, identify the Seller as the manufacturer of the Product. Buyer shall not be required to utilize Seller's name on product labeling or in connection with the sale, marketing or distribution of the Products.

      8.3 Trademarks and Trade Names of Buyer. Buyer and/or Buyer's Parent is the owner of (i) the U.S. registration of the trademark "Amvisc" and "Amvisc Plus", (ii) any "Amvisc" tradename or trademark containing the word "Amvisc" which is now registered or is hereafter registered in the Territory, and (iii) the tradenames or trademarks listed on Exhibit C (hereinafter the "Proprietary Marks").

            (a) Except as permitted by Section 8.2, the Buyer shall not use the Seller's name in connection with any business conducted by the Buyer.

            (b) The Seller acknowledges the exclusive right, title and interest in and to the Proprietary Marks and the goodwill thereto by Buyer and its Parent and/or Affiliates and agrees not to challenge or take any action in derogation of Buyer's rights therein.

            (c) The Seller agrees that it will not use on other products sold by it any mark which is likely to be similar to or confused with the Proprietary Marks.

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

      8.4 Regulatory Cross Reference Rights. As to any HA or other U.S. or foreign regulatory approvals specifically relating to Products utilizing HA manufactured solely by Seller, Seller shall be granted, to the extent permitted by law or regulation, a right to cross reference (without a right of access) such regulatory approvals for products for sale to third parties, excluding products that fall within the following specifications: ***. Buyer agrees to execute and deliver to Seller, promptly upon Seller's request and on a country by country basis, such acknowledgements and instruments as may be necessary to enable Seller to cross reference such approvals as provided for above. As Seller does not have a right of access to information contained in such approvals, Buyer shall, upon Seller's request during the term of this Agreement, provide Seller with a general description of the types of information contained in any such application. Nothing contained herein shall be construed to permit Seller to cross-reference any regulatory approvals for products that are manufactured by Buyer or for Buyer by parties other than the Seller. Except in the case of termination for breach by Seller under Section 9.2(b), this Section shall survive termination or expiration of the Agreement.

9. TERM. TERMINATION AND TRANSFER OF SUPPLY OBLIGATIONS

      9.1 Term. This Agreement shall remain in effect until December 31, 2007 unless all of its provisions have been sooner terminated pursuant to any other provisions hereof. Twelve (12) months prior to the end of the term, the parties may, by mutual written agreement, agree to renew the Agreement for one (1) additional term of one (1) year.

      9.2 Partial Termination. Seller's obligations to manufacture and supply Products to the Buyer hereunder and Buyer's obligations to purchase such Products (hereinafter the "Supply Relationship") may be terminated as follows:

            (a) by one party in the event the other substantially fails to perform or otherwise substantially breaches any of its obligations under this Agreement by giving notice of its intent to terminate and stating the grounds therefor. The party receiving the notice shall, subject to the provisions of Section 10.13, have sixty (60) days from the date of receipt thereof to cure the failure or breach. In the event such breach is cured, the notice shall be of no effect. In the event it is not cured, the Agreement shall, without further action, terminate at the end of such sixty (60) day period, provided, however, if the failure to perform or other breach is due to circumstances referred to in Section 10.10 and such party is making all reasonable efforts to perform or cure such breach as provided in such Section 10.10, this Section 9.2(a) shall not apply unless or until the failure to perform or other breach shall have lasted continuously for ninety (90) days from the initial receipt of notice of breach.

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

            (b) By one party in the event (i) the other party shall at any time seek appointment of a receiver, trustee, custodian, fiscal agent or similar officer for such party or its assets or make a general assignment for the benefit of creditors, (ii) is adjudicated a bankrupt or insolvent, or (iii) if a petition in bankruptcy, or any reorganization shall be commenced by, against or in respect of such other party seeking (A) to have an order for relief entered with respect to such party or (B) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, or other relief with respect to such party or its debts and shall remain undismissed for more than sixty (60) days.

            (c) As provided for in Section 9.4 below.

      9.3 Effect of Termination. Termination of this Agreement for any reason shall not affect rights and obligations of the parties accrued through the effective date of termination, including without limitation indemnification provisions relating to Products manufactured and sold to Buyer hereunder, payments for Products shipped by Seller which have not been paid for by Buyer, and Seller's obligations pursuant to Sections 2.4, 9.4, 9.5, and 9.7.

      9.4 Transfer of Supply Obligations. Upon expiration of the term, or upon such earlier termination of the Agreement as provided for in Section 9.2, the manufacturing process and responsibility for manufacturing for all, but not less than all, Products shall be transferred to Buyer in its entirety. Buyer may thereafter undertake such manufacturing itself or under contract with a third party. Upon such transfer of manufacturing responsibility to Buyer, all usable raw materials purchased for use in manufacturing the Products for Buyer for the succeeding six (6) month period shall be transferred to Buyer at Seller's cost thereof. Usable work-in-process and saleable finished goods shall be purchased by Buyer at the applicable Unit price therefore, with work-in-process to be prorated based on the stage of production. As used herein, "saleable" shall mean finished goods, including but not limited to packaging, artwork, and other materials, which meet Current Product Specifications (as may be revised from time to time by mutual agreement of Buyer and Seller) and which have a remaining shelf life of at least fifteen (15) months. In addition, Seller shall use reasonable commercial efforts to assist Buyer in securing a continued supply of HA at the same cost such HA is obtained by Seller until such time as Buyer is able to obtain another source. Nothing herein shall be construed to limit any other remedies which may be available to Buyer under the terms of this Agreement. Buyer shall have the right to have independent auditors audit Seller's books and records with respect to the foregoing provisions.

      9.5 Duties Upon Transfer of Manufacturing Responsibilities. In order to facilitate an orderly transition with respect to the transfer of manufacturing responsibility to the Buyer, as provided for above, Seller shall fully cooperate in the transfer of manufacturing equipment (FOB Seller's plant) and know-how to the Buyer. Seller shall also make available to Buyer all know-how and technical information then in Seller's possession or at its free disposal relating to the manufacture of the Products and shall

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

provide reasonable assistance to Buyer in the establishment of a manufacturing facility. All information transferred pursuant to this Section 9.5 shall be subject to the provisions of Section 7 of this Agreement; provided, however, that Buyer may provide such information to third party manufacturers that execute confidentiality agreements containing substantially similar terms as contained in Section 7. Costs of relocation of equipment and installation shall be the responsibility of the ***. Costs for travel and time required by Seller's personnel to assist in the transfer and the establishment of a manufacturing facility shall be borne by *** until such time as the transfer has been successfully completed. In order to have been successfully completed, Buyer, with the assistance of Seller, shall have produced three successive lots of products meeting the then-Current Product Specifications. After such period, Buyer shall reimburse Seller for reasonable costs incurred by Seller's personnel reasonably required for such transfer. Upon the transfer of manufacturing responsibilities Buyer shall have the right to use such know-how, technical information and equipment for the manufacture of the Products without restrictions as to use. In the event the transfer of manufacturing results from the failure of Seller to supply, the limitations in Sections 6.2, 6.3 and 6.4 on Buyer's rights to sublicense certain inventions etc. shall no longer apply.

      9.6 Limitation of Liability. Upon termination of this Agreement for any reason whatsoever, except (i) by reason of Section 9.2(a), neither party shall have any obligation to the other for compensation or damages of any kind, other than the obligations set forth in this Agreement, and each party waives any rights which it may have been granted by statute or otherwise which are not granted by this Agreement.. Furthermore, any claims for compensation or damages shall be subject to Section 5.6.

10. MISCELLANEOUS

      10.1 Payments. In the event either Buyer or Seller shall fail to make any payment required hereunder in a timely manner, such party shall pay one percent (1%) per month interest on any unpaid balance which is not disputed in good faith, provided that such interest obligation shall not limit any other remedies which may be available to seller or Buyer, as the case may be, under the terms of this Agreement.

      10.2 Status of Parties. The relationship of the parties under this Agreement shall be and at all times remain one of independent contractors. Neither party is an employee, agent or legal representative of the other and neither party shall have any authority to assume or create obligations on the other's behalf with respect to the Products or otherwise.

      10.3 Assignment by Buyer. Buyer shall not transfer or assign this Agreement or the rights (including licenses) granted or to be granted hereunder in whole or in part without the prior written consent of Seller, except that:

            (a) Buyer may grant sublicenses under the licenses granted to it to the extent permitted by sections 6.3, 6.4 and 6.5, and

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

            (b) Buyer may assign this Agreement and such rights to any Affiliate of Buyer, or in connection with the sale of that part of its business relating to the sale of the Products provided that in no event shall any such assignment release Buyer from its responsibilities under this Agreement unless the assignee has agreed in writing to assume all the obligations of Buyer hereunder.

      10.4 Assignment by Seller. Seller shall not transfer or assign this Agreement or the rights (including licenses) granted or to be granted hereunder, in whole or in part without the prior written consent of Buyer, except that:

            (a) Seller may grant sublicenses under the licenses granted to it to the extent permitted by Section 6.6, and

            (b) may assign this Agreement and such rights (i) to any of its Affiliates or in connection with the sale of substantially all of its business relating to the sale of the Products; provided that in no event shall any such assignment release Seller from its responsibilities under this Agreement unless the assignee has agreed in writing to assume all the obligations of Seller hereunder, or (ii) to a lender as collateral securing the performance by Seller of its obligations to such lender, provided, however, that in no event shall any such assignment under subparagraph (ii) relieve Seller of liability for its responsibilities under this Agreement;

      10.5 Registration. In the event that this Agreement is required to be registered with any governmental authority (other than the Securities and Exchange Commission), the Buyer shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

      10.6 Publicity and Disclosure. Except as required by law, any securities exchange, automated quotation system of a registered securities association, the NASD or other public company reporting obligation, neither Party shall issue any press releases or make any other public announcement-concerning-this Agreement or the subject matter hereof without the prior written consent of the other Party The party making any such announcement shall give the other party an opportunity to review and comment upon the text and form of the announcement before it is made.. Notwithstanding the foregoing, Buyer acknowledges that Seller will be required to file this Agreement with the Securities and Exchange Commission. Seller shall not use the name of Buyer or any of its Affiliates for advertising or promotional claims without the prior written consent of Buyer.

      10.7 Representations. Each of the parties hereto agrees (i) that no representation or promise not expressly contained in this Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those expressly set forth in this Agreement; and (iii) that each party has had the

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

      10.8 Entire Agreement. This instrument constitutes the entire agreement between Seller and the Buyer concerning the supply of the Products from and after the Effective Date. Except as provided in Section 1.6, with respect to Products sold from and after the Effective Date, this Agreement supersedes the 1994 Supply Agreement and the Distribution Agreement in their entirety; however, the 1994 Supply Agreement governs with respect to Products sold prior to the Effective Date. This Agreement may not be amended, altered, or changed except by a written agreement signed by the parties hereto.

      10.9 Waivers. No delay or omission on the part of either party to this Agreement in requiring performance by the other party hereunder, or in exercising any right hereunder, shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver or omission or delay in requiring performance or exercising any right hereunder an one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

      10.10 Force Majeure. In the event that any party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the party invoking this provision, and if such party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other parties, then the affected party's performance shall be excused and the time for performance shall except as otherwise provided for in this Agreement, be extended for the period of delay or inability to perform due to such occurrence.

      10.11 Notification. Any notice required under this Agreement shall be sufficient if sent by registered or certified mail postage and charges prepaid, return receipt requested, or by hand delivery including overnight delivery Service to the following addresses or such address hereinafter specified in writing:

If to Seller:     Anika Therapeutics, Inc.
                  236 West Cummings Park
                  Woburn, MA 01807
                  Ann: President

With a copy to:   Goodwin, Procter & Hoar LLP

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*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                  Exchange Place
                  Boston, MA 02109
                  Attn: H. David Henken, P.C.

If to Buyer:      Bausch & Lomb Surgical, Inc.
                  555 West Arrow Highway
                  Claremont, CA 91711
                  Attn: President

With a copy to:   Bausch & Lomb Incorporated
                  One Bausch & Lomb Place
                  Rochester, NY 14604
                  Attn: Senior Vice President and
                        General Counsel

      10.12 Governing Law; Severability. With regard to any claim or controversy initiated by Buyer related to this Agreement or any breach thereof, this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles), and with regard to any claim or controversy initiated by Seller related to this Agreement or any breach thereof, this Agreement shall be governed by the internal laws of the State of New York (without regard to conflict of laws provisions). Any claim or controversy arising out of or related to this Agreement or any breach thereof shall be submitted to United States District Court, District of Massachusetts if such claim or controversy is initiated by Buyer and to United States District Court, Western District of New York if such claim or controversy is initiated by Seller, and the Parties hereby consent to the jurisdiction and venue of such courts. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability at any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the fullest extent permitted by applicable law.

      10.13 Dispute Resolution Process. Any dispute between the Parties will be referred to the Chief Executive Officers of Buyer and Seller (or their designees) for good faith resolution, for a period of ninety (90) days. If the Chief Executive Officers (or their designees) are able to resolve the dispute, the resolution shall be set forth in a written instrument signed by each of them. If such dispute is not resolved by the end of such ninety (90) day period, the Parties shall be free to pursue any legal or equitable remedy available to them. Notwithstanding the above, nothing herein shall prevent either party from seeking injunctive relief to prevent the unauthorized use or disclosure of Confidential Information.

      10.14 Captions. The captions and section headings set forth in this Agreement are for convenience only and shall not be used in any way to construe or interpret this Agreement.

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*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

      10.15 References. Unless otherwise expressly provided herein, all references herein to sections and paragraphs shall be deemed to refer to sections and paragraphs of this Agreement.

All exhibits referred to herein are attached hereto and by this reference made a part hereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives as of the day and year above written.


ANIKA THERAPEUTICS, INC.                BAUSCH & LOMB SURGICAL, INC.


By: /s/ J. Melville Engle               By: /s/ Michael J. Nicoletta
   --------------------------------        -------------------------------------
Name:  J. Melville Engle                Name:  Michael J. Nicoletta
Title: Chairman, President and CEO      Title: VP Global Operations

Signature Date: 7/25/00                 Signature Date: 7/22/00

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*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                    EXHIBIT A

                      CURRENT AMVISC PRODUCT SPECIFICATIONS

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                    EXHIBIT A

                   CURRENT AMVISC PLUS PRODUCT SPECIFICATIONS

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                   EXHIBIT A1

                      CURRENT AMVISC PRODUCT SPECIFICATIONS

                           (Revised per Section 4.5.1)

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                   EXHIBIT A1

                   CURRENT AMVISC PLUS PRODUCT SPECIFICATIONS
                           (Revised per Section 4.5.1)

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                       ***

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                    Exhibit B

                                    Equipment

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                           [List of Equipment Omitted]

*** CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                    Exhibit C

                            Trademarks and Tradenames

DomiVisc

DomiVisc Phaco

Storz - Sodico Hyaluranato

Storz - Sodico Hyaluranato Faco